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                                                                   EXHIBIT 10.24


                          OPTION CANCELLATION AGREEMENT

     This OPTION CANCELLATION AGREEMENT (the "Agreement"), dated March 4, 2002, is made by and between Emisphere Technologies, Inc., a Delaware corporation ("Emisphere"), and Peter Barton Hutt (the "Optionee") a resident of the State of Virginia.

     The Optionee is a holder of an option (the "Option") granted on April 29, 1992 pursuant to the Emisphere Technologies Inc. Stock Option Plan for Outside Directors to purchase 70,000 shares of the common stock, $0.01 par value, of Emisphere ("Shares") at a price of $13.00 per Share. The Optionee agrees, in consideration for and subject to the making of the payment described in Section 2 herein to cancel the Option in accordance with the terms and conditions set forth in this Agreement

     1. The Option is hereby canceled and extinguished without further action by any of the parties to this Agreement and shall be null and void and have no further force or effect.

     2. Consideration. (a) In consideration of the cancellation of the Option,
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Emisphere hereby agrees to pay to the Optionee, within two business days of the date hereof, an amount equal to $339,500 less required withholding (the "Option Cashout Payment").

        (b) The Optionee agrees to remit to the appropriate taxing authority, in the amount and at the time required, any and all taxes required to be paid by the Optionee with respect to the Option Cashout Payment, to the extent not satisfied by withholding under this Section 2.

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     3. Miscellaneous.
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        3.1 Release. Effective as of the date hereof, Optionee does hereby, on
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behalf of Optionee and his affiliates, heirs, successors and assignees, if any, release and absolutely forever discharge Emisphere and its managers, officers, directors, shareholders, affiliates, employees and agents, from and against all claims, demands, damages, debts, liabilities, obligations, costs, expenses, actions and causes of action of any nature whatsoever, that Optionee has, or at any time previously had, or shall or may have in the future, arising with respect to the Option.

        3.2 Entire Agreement. This Agreement contains the entire agreement among
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the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

        3.3 Waivers and Amendments. This Agreement may be amended, modified,
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superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        3.4 Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York applicable to agreements

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made and to be performed entirely within such State without regard to conflict of law principle thereof.

         3.5 Assignment. This Agreement shall be binding upon the successors,
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legal representatives and permitted assigns of the parties. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto.

         3.6 Further Assurances. Each of the parties shall execute such
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documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         3.7 Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         3.8 Headings. The headings in this Agreement are for reference purposes
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only and shall not in any way affect the meaning or interpretation of this
Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Option Cancellation
Agreement on the date first above written.


                                       EMISPHERE TECHNOLOGIES, INC.


                                       By: /s/ Friedrich Pfetsch
                                           ----------------------------------
                                            Name: Friedrich Pfetsch
                                            Title: Chief Accounting Officer


                                       OPTIONEE:


                                       /s/ Peter Barton Hutt
                                       --------------------------------------
                                       Peter Barton Hutt